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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

Registration Statement
Form	Number	Purpose
S-3	333-50607	Pertaining to the registration of 369,000 shares of common stock
S-8	333-55773	Pertaining to Aon's stock award plan, stock option plan, and employee stock purchase plan
S-3	333-78723	Pertaining to the registration of debt securities, preferred stock and common stock
S-4	333-168320	Pertaining to the registration of 4,545,566 shares of common stock registered on Post Effective Amendment No. 1
S-4	333-57706	Pertaining to the registration of up to 3,852,184 shares of common stock
S-3	333-100466	Pertaining to the registration as amended of 2,707,018 shares of common stock
S-8	333-103344	Pertaining to the registration of common stock
S-8	333-106584	Pertaining to Aon's deferred compensation plan
S-8	333-145928	Pertaining to the registration of common stock
S-8	333-145930	Pertaining to the registration of common stock underlying equity securities issued to Aon's president and chief executive officer
S-3	333-159841	Pertaining to the registration of debt securities, preferred stock, common stock, convertible securities, share purchase contracts, share purchase units and guarantees
S-8	333-174788	Pertaining to Aon's 2011 stock incentive plan and 2011 employee stock purchase plan
S-8	333-178906	Pertaining to Aon's savings plan
S-4	333-178991	Pertaining to the registration of 355,110,708 Class A Ordinary Shares of Aon Global Limited, and in the related Proxy Statement / Prospectus of Aon Global and Aon Corporation contained therein
S-3	333-183686

Pertaining to the registration of debt securities, guarantees, preference shares, Class A Ordinary Shares, Convertible Securities, share purchase contracts and share purchase units of Aon plc and debt securities and guarantees of Aon Corporation

S-8	333-184999	Pertaining to Aon plc Company Share Save Plan

of our reports dated February 22, 2013, with respect to the consolidated financial statements of Aon plc and the effectiveness of internal control over financial reporting of Aon plc, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 22, 2013

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  Exhibit 23